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                                                                     EXHIBIT 3.1

            3.1  Articles of Incorporation, filed on June 19, 1969


Advance Technologies, Inc. Form 10 SB
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                               State of Delaware

                    [LOGO OF OFFICE OF SECRETARY OF STATE]


                         Office of Secretary of State


     I, Eugene Bunting, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "PWB INDUSTRIES, INC.", as received and filed in this office the sixteenth day of June, A.D. 1969, at 9 o'clock A.M.




                            In Testimony Whereof, I have hereunto set my hand
                                and official seal at Dover this sixteenth day
                                              of June in the year of our Lord
                                    one thousand nine hundred and sixty-nine.



                                                    /s/    Eugene Bunting
                                                    ----------------------------
                                                              Secretary of State
[SEAL]
                                                    /s/      [ILLEGIBLE]
                                                    ----------------------------
                                                        Asst. Secretary of State



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                         CERTIFICATE OF INCORPORATION

                                     -OF-

                             PWB INDUSTRIES, INC.

                                 -------------

     I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:   The name of the corporation is

                         PWB INDUSTRIES, INC.

     SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

     THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

     To conduct the business of buying and selling real estate investments, and to acquire by purchase, subscription, contract or otherwise, and to own, sell, assign, transfer, exchange, mortgage, pledge or otherwise negotiate or dispose of, and generally to deal in and with all forms of securities.

     To render services and advice to businesses and individuals engaged in investing in real property and securities, and receive therefor compensation for such services and advice.

     To purchase, manufacture, produce, assemble, receive, lease, or in any manner acquire, hold, own, use, operate, install, maintain, service, repaid, process, alter, improve, import, export,



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sell, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

     To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation, and from time to time to vary any investment or employment of capital of the corporation.

     To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

     To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

     To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

     To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transactions, undertakings or arrangements which the participating corporation would have power to conduct by itself whether or not such participation involves sharing or delegation of control with or to others, and to be an incorporator, promoter or manager of other corporations of any type or kind.

     To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts

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or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

     To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

     The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in any foreign countries.

     The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter effected, or impliedly by the reasonable construction of the said laws.

     FOURTH: The authorized capital stock of this corporation is Two Hundred and Fifty Thousand Dollars ($250,000.00), divided into Five Million (5,000,000) shares of Common Stock of the par value of One Cent ($.01) per share, and Two Million (2,000,000) shares of Preferred Stock of the par value of Ten Cents ($.10) per share.

     The designations and the powers, privileges and relative participating option or other special rights and qualifications, limitations or restrictions thereof of the Common stock and the Preferred stock of the corporation are as follows:

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     The preferred stock may be issued from time to time in series with such series designation, number of shares in the series, relative rights, preference and limitations as the Board of Directors of this corporation may determine. Among the determinations to be made by the Directors for each series would be
(a) the dividend rate, and whether dividends would be cumulative; (b) whether there would be conversion rights, and the terms of any conversion; (c) whether, and the extent to which, there would be voting rights which might include the right to elect a specified number of directors if dividends of such series were not paid for a specified period of time; (d) the extent of the liquidation rights, and whether there would be any preference with respect to such rights;
(e) whether the corporation would have the right to redeem such shares, and the terms of any redemption. Holders of the Preferred stock will not have preemptive rights.

     The voting power of the corporation shall be vested in the holders of the Common stock to the extent of one vote for each share held.

     FIFTH: The name and address of the single incorporator are B. Bolton, 8249 Beverly Boulevard, Los Angeles, California.

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders.

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders.

          (a) To make, alter, amend, change, add to or repeal the Bylaws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

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        (b) To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations, the account and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

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     SEVENTH:  The corporation shall, to the full extent permitted by Section
145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH:   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or



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on all stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the 10th day of June, 1969.




                                                       B. Bolton            (L.
                                              -------------------------------
                                                       B. BOLTON

In the presence of:

      Mildred E. Bernard
-------------------------------
      MILDRED E. BERNARD



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STATE OF CALIFORNIA    )
                       )
COUNTY OF LOS ANGELES  )  SS


     BE IT REMEMBERED, that on this 10th day of June, 1969, personally came before me, Mildred E. Bernard, a Notary Public in and for the County and State aforesaid, B. BOLTON, the sole party to the foregoing Certificate of Incorporation, known to us personally to be such, and she acknowledged the said certificate to be her act and deed, and the facts therein stated are true.

    GIVEN under my hand and seal of office the day and year aforesaid.



                                                   Mildred E. Bernard
                                      ------------------------------------------
                                                     OFFICIAL SEAL
                                                  MILDRED E. BERNARD
                                              NOTARY PUBLIC - CALIFORNIA
                                                  Principal Office in
                                                  Los Angeles County
                                        My Commission Expires February 6, 19__



Advance Technologies, Inc. Form 10 SB